EXHIBIT 5.1

                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                            555 THIRTEENTH STREET, NW
                            WASHINGTON, DC 20004-1109
                               TEL (202) 637-5600
                               FAX (202) 637-5910

                                December 30, 1998

Board of Directors
AnswerThink Consulting Group, Inc.
1001 Brickell Bay Drive
30th Floor
Miami, FL 33131

Dear Gentlemen:

                  We are acting as counsel to AnswerThink Consulting Group, Inc., a Florida corporation (the "COMPANY"), in connection with its registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission, covering 10,750,000 shares of the Company's common stock, $.001 par value per share (the "SHARES"), of which 750,000 Shares may be purchased pursuant to the AnswerThink Consulting Group, Inc. Employee Stock Purchase Plan (the "PURCHASE PLAN") and of which 10,000,000 Shares are issuable upon the exercise of options granted under the AnswerThink Consulting Group, Inc. 1998 Stock Option and Incentive Plan (the "OPTION PLAN"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. /section/ 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Second Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. A copy of the Purchase Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  5. A copy of the Option Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
AnswerThink Consulting Group, Inc.
Page 2
December 30, 1998

                  6. Resolutions of the Board of Directors of the Company adopted on May 5, 1998, May 26 , 1998 and October 16, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Florida Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and as contemplated by the Purchase Plan and the Option Plan, as the case may be (with the Company's having received the consideration therefor, the form of which is in accordance with applicable law) will be validly issued, fully paid and nonassessable under the Florida Business Corporation Act.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ Hogan & Hartson L.L.P.

                                                  HOGAN & HARTSON L.L.P.